Exhibit 5

May 4, 2012

Health Care REIT, Inc.

4500 Dorr Street

Toledo, OH 43615

Re:	HEALTH CARE REIT, INC.:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Health Care REIT, Inc. (the “Company”) in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (collectively, the “Securities”): (1) debt securities (“Debt Securities”), (2) common stock (“Common Stock”), (3) preferred stock (“Preferred Stock”), (4) depositary shares (“Depositary Shares”), (5) units consisting of one or more Debt Securities or other Securities (“Units”) and (6) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Units (“Warrants”). The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

In connection with the following opinions, we have examined and have relied upon copies of: (1) the Second Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), (2) the Fourth Amended and Restated By-Laws of the Company, (3) the Registration Statement and (4) such other documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth.

Based upon the foregoing, it is our opinion that:

(1) the Debt Securities, when authorized and sold as contemplated in (a) the Registration Statement, (b) the indenture under which such Debt Securities may be issued, as amended or supplemented (the “Indenture”) and (c) the underwriting agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Health Care REIT, Inc.

May 4, 2012

(2) the Common Stock, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and nonassessable.

(3) the Preferred Stock, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and nonassessable.

(4) the Depositary Shares, when authorized and sold as contemplated in the (a) Registration Statement, (b) the deposit agreement pursuant to which the Depositary Shares are to be issued (the “Deposit Agreement”) and (c) the underwriting agreement applicable thereto, will be validly issued by the Company and will entitle the holders thereof to the rights specified in such Depositary Shares and the Deposit Agreement.

(5) the Units, when authorized and sold as contemplated in the (a) Registration Statement, (b) the unit agreement pursuant to which the Units are to be issued (the “Unit Agreement”) and (c) the underwriting agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company.

(6) the Warrants, when authorized and sold as contemplated in the (a) Registration Statement, (b) the warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) and (c) the underwriting agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company.

The foregoing opinions assume that, at the time of the authentication or delivery of the Securities, (i) the Registration Statement will have become effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company or a duly authorized committee thereof in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company; (iii) one or more Prospectuses will be prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company or duly authorized committee thereof authorizing such sale and any applicable underwriting agreement and in the manner contemplated in the Registration Statement and the applicable Prospectuses; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered and shares of Common Stock or Preferred Stock issuable upon conversion of any Security, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise reserved for issuance.

Health Care REIT, Inc.

May 4, 2012

With respect to any Securities consisting of the Debt Securities, we have further assumed that (1) the Indenture applicable to any issuance of Debt Securities will have been duly authorized, executed and delivered by the Company and the trustee named therein and will contain such terms as will have been authorized by the Board of Directors of the Company or a duly authorized committee thereof in respect of the Debt Securities, (2) the Indenture applicable to any issuance of Debt Securities will be duly qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, and the applicable trustee will be duly eligible to serve as trustee and (3) any Debt Securities will be duly authenticated by the trustee named in the applicable Indenture.

With respect to any Securities consisting of Preferred Stock, we have further assumed that (1) the Certificate of Designation (the “Certificate of Designation”) applicable to any issuance of Preferred Stock will have been duly authorized, executed and delivered by the Company and that (2) the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware.

With respect to any Securities consisting of Depositary Shares, we have further assumed that (1) the Deposit Agreement applicable to any issuance of Depositary Shares will have been duly authorized, executed and delivered by the Company and an entity selected by the Company (the “Depositary”) that meets the requirements for a depositary set forth in the Registration Statement and (2) the shares of Preferred Stock represented by the Depositary Shares will have been duly authorized, issued and delivered to the Depositary by the Company in accordance with the Deposit Agreement.

With respect to any Securities consisting of Units, we have further assumed that the Unit Agreement applicable to any issuance of Units will have been duly authorized, executed and delivered by the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (1) the Warrant Agreement applicable to any issuance of Warrants will have been duly authorized, executed and delivered by the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) and (2) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Opinions.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP